EXHIBIT 21

List of Subsidiary Companies

Authentidate, Inc.

Berkeley Heights, New Jersey

Trac Medical Solutions, Inc.

Berkeley Heights, New Jersey

ExpressMD Solutions LLC

Berkeley Heights, New Jersey